Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178935 on Form S-8 of our report dated April 27, 2012, relating to the consolidated financial statements of Orchard Supply Hardware Stores Corporation and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the fiscal year ended January 28, 2012.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

April 27, 2012